SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              Nobility Homes, Inc.
                (Name of Registrant as Specified in its Charter)

             -------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)  Title of each class of securities to which transaction applies:
2)  Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date if its filing.

1)  Amount Previously Paid:
2)  Form, Schedule or Registration Statement No.:
3)  Filing Party:
4)  Date Filed:

                              NOBILITY HOMES, INC.



                           Notice and Proxy Statement

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 3, 2006

TO THE HOLDERS OF COMMON STOCK:

         PLEASE TAKE NOTICE that the annual meeting of the shareholders of NOBILITY HOMES, INC. will be held on Friday, the 3rd day of March, 2006, at 10:00 A.M. local time, at the Ocala Hilton, 3600 S.W. 36th Avenue, Ocala, Florida.

         The meeting will be held for the following purposes:

         1. To elect a board of five directors.

         2. To transact such other business as may properly come before the meeting or any adjournment.

         To be sure that your shares will be represented at the meeting, please date, sign and return your proxy, even if you plan to attend in person. A form of proxy and a self-addressed, postage prepaid envelope are enclosed. If you do attend the meeting, you may withdraw your proxy and vote in person.

                                        By Order of the Board of Directors,



                                        Jean Etheredge, Secretary

DATED:  February 3, 2006

                                TABLE OF CONTENTS

                                                                            Page

PRINCIPAL HOLDERS OF COMPANY'S COMMON SHARES..................................2

NOMINATION AND ELECTION OF DIRECTORS..........................................3

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................4

BOARD OF DIRECTORS AND COMMITTEES.............................................5

EXECUTIVE COMPENSATION........................................................6

SUMMARY COMPENSATION TABLE....................................................6

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.......................7

SHAREHOLDER RETURN PERFORMANCE................................................8

AUDIT COMMITTEE REPORT........................................................9

CERTAIN TRANSACTIONS.........................................................10

INDEPENDENT PUBLIC ACCOUNTANTS...............................................10

SHAREHOLDER PROPOSALS AND COMMUNICATION WITH THE BOARD OF DIRECTORS..........11

ANNUAL REPORT................................................................11

OTHER MATTERS................................................................12

EXPENSES OF SOLICITATION.....................................................12

                              NOBILITY HOMES, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 3, 2006

         This proxy material and the enclosed form of proxy are being sent to the shareholders of Nobility Homes, Inc. on or about February 3, 2006, in connection with the solicitation by Nobility's board of directors of proxies to be used at the annual meeting of the shareholders of Nobility. The meeting will be held at the Ocala Hilton, 3600 S.W. 36th Avenue, Ocala, Florida, at 10:00 A.M., local time, on Friday, March 3, 2006.

         If the enclosed form of proxy is executed and returned, you may revoke it at any time if it has not yet been exercised, by delivering a later dated proxy or written notice of revocation to our corporate secretary or by attending the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form as to render it not votable. The proxy is in ballot form so that you may specifically grant or withhold authority to vote for the election of each director. Unless you direct otherwise, the shares represented by the proxy will be voted "for" the election of each director nominated by the board of directors. Directors will be elected by a plurality of the votes cast by shares entitled to vote at the meeting.

         Shareholders of record at the close of business on January 27, 2006 will be entitled to vote. Each share of common stock is entitled to one vote on any matter to come before the meeting. As of January 27, 2006, Nobility had 4,058,725 shares of common stock outstanding and entitled to vote.

         The complete mailing address of Nobility's principal executive office is P.O. Box 1659, Ocala, Florida 34478.

                  PRINCIPAL HOLDERS OF COMPANY'S COMMON SHARES

         The following table sets forth, as of January 27, 2006, information as to our $.10 par value common stock owned beneficially, directly or indirectly,
(1) by each person who is known by us to own beneficially more than 5% of our outstanding voting securities, (2) by each director, (3) by each executive officer named in the summary compensation table set forth elsewhere herein and
(4) by all directors and executive officers as a group:

                                                        Number of Common
              Name and Address                         Shares Beneficially
           of Beneficial Owner(1)                          Owned(1)(2)                      Percent of Class
           -------------------                             -----                            ----------------
Terry E. Trexler Irrevocable Trust(3)                      2,180,535(4)                          53.72%
Kay Charlton, Trustee(5)
P. O. Box 2146
Winter Park, Florida 32790

Terry E. Trexler(6)                                            2,761(7)                            *
3741 S.W. 7th Street
Ocala, Florida 34474

Thomas W. Trexler(8)                                         419,592(9)                          10.34%
3741 S.W. 7th Street
Ocala, Florida 34474

Richard C. Barberie(8)                                         825                                 *
15300 SE 140 Avenue Road
Weirsdale, Florida  32195

Robert P. Holliday (8)                                        4,935                                *
931 NW 37th Avenue
Ocala, Florida  34475

Robert P. Saltsman (8)                                        2,537                                *
222 South Pennsylvania Avenue, Suite 200
Winter Park, Florida 32789

Gabelli Group(10)                                             280,246                             6.90%
One Corporate Center
Rye, New York 10580

Directors and                                                 477,609                            11.77%
executive officers
(7 persons)

__________________________
*Less than 1%

 (1) Unless otherwise noted, information contained in this table is based upon information furnished by the beneficial owners.

(2) Unless otherwise noted, all shares are owned directly with sole voting and dispositive power.

(3) Mr. Terry Trexler established this trust for personal estate and tax planning reasons. Mr. Trexler is the sole beneficiary of the trust and has no voting or dispositive power with respect to the shares held by the trust.

(4) All shares are owned directly by the Terry E. Trexler Irrevocable Trust. Ms. Charlton has no pecuniary interest in the shares.

(5) Ms. Charlton is the trustee of the Terry E. Trexler Irrevocable Trust and as such is vested with sole voting and dispositive power with respect to all shares owned by the trust.

(6) Mr. Terry Trexler is President and Chairman of the Board of Nobility. Additional information is contained under "Nomination and Election of Directors".

(7) Includes 2,040 shares held in trust for the benefit of Mr. Trexler's grandchild and 721 shares owned through Nobility's 401(K) plan.

(8) Mr. Thomas Trexler is Executive Vice President and a director of Nobility. Messrs. Barberie, Holliday and Saltsman are directors of Nobility. Additional information is contained under "Nomination and Election of Directors".

(9) Includes 106,600 shares subject to presently exercisable options and 723 shares owned through Nobility's 401(K) plan.

(10) Mario J. Gabelli, Gabelli Group Capital Partners, Inc., Gabelli Asset Management, Inc., Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Advisers, Inc., Gabelli Securities, Inc., Gabelli & Company, Inc., Gabelli & Company, Inc. Profit Sharing Plan, MJG Associates, Inc., Gabelli Foundation, Inc., Lynch Corporation and Lynch Interactive Corporation collectively beneficially own the shares.


                      NOMINATION AND ELECTION OF DIRECTORS

         At the meeting, a board of five directors will be elected to serve for one year and until the election and qualification of their successors. Your proxy will be voted, unless you withhold authority to do so, for the election as directors of the persons named below, who have been nominated by our current board of directors.

         Our bylaws provide that the board of directors shall be made up of no fewer than one nor more than ten directors. The current board of directors has determined that five directors are appropriate for the present time. Proxies cannot be voted for more than five nominees.

         Each nominee has consented to being named as such in this proxy statement and is at present available for election. Each nominee presently is a member of the board, having been elected as such at the last annual meeting of the shareholders.

         If any nominee should become unavailable, the persons voting the accompanying proxy may, in their discretion, vote for a substitute. Additional information concerning the nominees, based on data furnished by them, is set forth below. Terry E. Trexler is the father of Thomas W. Trexler.

         The board of directors recommends a vote "for" the election of each of the following nominees. Proxies solicited by the board of directors will be so voted unless shareholders specify in their proxies a contrary choice.

                                                                                                                     Year
                                                                                                                     First
          Name                                                                                                       Became
          (Age)                       Principal Occupation or Employment; Certain Other Directorships               Director
-------------------------- -------------------------------------------------------------------------------------- -------------
   Terry E. Trexler        Chairman of the Board and President of Nobility for more than five years; Mr.              1967
         (66)              Trexler is also President of TLT, Inc.

   Thomas W. Trexler       Executive Vice President and Chief Financial Officer of Nobility since December            1993
         (42)              1994;  President of Prestige Home Centers, Inc. since June 1995; Director of
                           Prestige since 1993 and Vice President from 1991 to June 1995; President of Mountain
                           Financial, Inc. since August 1992; Vice President of TLT, Inc. since September 1991

   Richard C. Barberie     Vice President of Purchasing of Nobility from December 1994 until his retirement in        1975
         (67)              June 1995; Executive Vice President of Nobility for more than five years prior to
                           December 1994

   Robert P. Holliday      President of Chariot Eagle, Inc. (which is engaged in the park model and                   1996
         (67)              manufactured home business) since 1984 and President of Chariot Eagle-West, Inc.
                           since 1995

   Robert P. Saltsman      Attorney and CPA in private practice since 1983; prior to 1983 Mr. Saltsman was            1988
         (53)              employed as a CPA by Arthur Andersen & Co. in Orlando, Florida


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act, a Form 4 reporting the acquisition or disposition of Nobility securities by an officer, director or 10% shareholder must be filed with the Securities and Exchange Commission no later than the second business day after the date on which the transaction occurred unless certain exceptions apply. Most transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of our fiscal year. Based on information provided by our directors and executive officers, during the fiscal year ended November 5, 2005, all required reports were filed when due.

                        BOARD OF DIRECTORS AND COMMITTEES

         The board of directors is comprised of a majority of independent directors. The board of directors has determined that Messrs. Richard Barberie, Robert Holliday and Robert Saltsman are all independent according to current Nasdaq rules. During the fiscal year ended November 5, 2005, the board of directors held four regular meetings. All directors attended 100% of the meetings of the board of directors and committees of the board on which they served. During the year ended November 5, 2005, directors who were not employees of Nobility were paid quarterly fees of $1,500.

         The board of directors has established three standing committees; a salary review committee, an audit committee and a nominating committee.

         Salary Review Committee. The salary review committee is presently comprised of Messrs. Richard Barberie, Robert Holliday and Robert Saltsman. The salary review committee meets each quarter and recommends to the board of directors the salaries and bonuses, if any, to be paid to the executive officers. The salary review committee met four times during fiscal year 2005.

         Audit Committee. The audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. During fiscal 2005, the audit committee was comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, all of whom are considered independent under current Nasdaq rules. The audit committee has a written charter which establishes the scope of the committee's responsibilities and how it is to carry out those responsibilities. The audit committee charter charges the committee with overseeing management's conduct of our financial reporting process, including
(1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our internal and external auditors. The audit committee met four times during fiscal 2005.

         The board of directors has determined that Mr. Robert Saltsman is the audit committee financial expert, and is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.

         Nominating Committee. The board of directors has established a nominating committee comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, all of whom are considered independent under current Nasdaq rules. The nominating committee's charter is available on our website at www.nobilityhomes.com. Our bylaws include provisions that address the process by which shareholders may nominate an individual to stand for election to the board at our annual meeting of shareholders. For additional information, see "Shareholder Proposals and Communication with the Board of Directors" elsewhere in this proxy statement.

         In evaluating director nominees, including candidates submitted by shareholders, the nominating committee will consider the candidate's experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to board duties. The nominating committee will also consider whether a candidate meets the definition of "independent director" under Nasdaq rules. There are no stated minimum criteria for director nominees, and the nominating committee may also consider such other factors as it deems to be in the best interest of Nobility and its shareholders.


                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued by Nobility for services rendered during the years indicated by our chief executive officer and our executive vice president, the only other executive officer who had total salary and bonus exceeding $100,000 during the fiscal year ended November 5, 2005. We did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to the named executive officers during the years indicated.

                           SUMMARY COMPENSATION TABLE
                                                                                    Long Term
                                                    Annual Compensation            Compensation
                                                    -------------------               Awards
                                                                                    Securities
    Name & Principal             Year                                               Underlying        All Other
        Position                 Ended             Salary          Bonus           Options/SAR's     Compensation
        --------                 -----             ------          -----           -------------     ------------
Terry E. Trexler                11/05/05         $    93,500    $ 125,000              ----          $  39,395(1)
President and                   11/06/04         $    93,500    $ 100,000              ----          $  39,395(1)
   Chairman of                  11/01/03         $    93,500    $ 100,000              ----          $  39,395(1)
   the Board


Thomas W. Trexler               11/05/05         $    93,500    $ 125,000              ----          $  16,220(2)
Executive Vice                  11/06/04         $    75,036    $ 100,000              ----          $  16,220(2)
   President                    11/01/03         $    75,036    $ 100,000              ----          $  16,220(2)


----------------

(1) All other compensation represents insurance premiums paid or accrued by Nobility on two life insurance policies on the life of Mr. Terry E. Trexler. The proceeds of the two policies will be paid to Mr. Trexler's designated beneficiaries in the event of his death.

(2) Represents the total annual premiums paid or accrued by Nobility on a insurance policy on the life of Mr. Thomas W. Trexler. In the event of Mr. Trexler's death, the proceeds will be paid to Mr. Trexler's designated beneficiaries.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The salary review committee consists of Messrs. Richard Barberie, Robert Holliday and Robert Saltsman. Our executive compensation policy seeks to fairly compensate executives for their performance and contributions to Nobility and to provide incentives that will attract and retain key employees. Compensation of executive officers for performance in fiscal 2005 generally consisted of a base salary and profit bonuses tied to our performance.

         Base salaries and profit bonuses historically have been reviewed and adjusted from time to time based primarily on a non-quantitative assessment of factors such as an individual's performance, contributions, changes in job responsibilities, our performance and economic conditions. The salary review committee reviewed and approved the base salary and the profit bonuses provided to executive officers in fiscal 2005. In doing so the salary review committee considered (i) Nobility's financial results for fiscal 2005 and the continued improvement in our financial condition and (ii) certain non-quantitative factors, with emphasis on the qualitative performance of our executives. It is an objective of the salary review committee to maintain base salaries that are reflective of the individual executive's experience and responsibilities level and that are competitive with the salary levels of executives at other companies engaged in the same or similar line of business with revenues in a range comparable to ours.

         The base salary of the chairman, president and chief executive officer has remained unchanged at his request. His bonuses are tied directly to the net profit before income taxes of the overall company and are approved on a quarterly basis by the salary review committee. It is the committee's belief that the CEO is undercompensated compared to the compensation paid to chief executive officers by other companies in the industry of similar size and performance. However, it is the CEO's desire to maintain his compensation in its present range, with a major incentive for his performance taking the form of increases in the value of his substantial stock ownership in Nobility. The base salary of the executive vice president and chief financial officer was increased in fiscal 2005.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. Because non-exempt options and other forms of compensation to our officers are not expected to be anywhere near $1 million, the salary review committee does not presently have a policy regarding whether it would authorize compensation that would not be deductible for Nobility for federal income tax purposes by reason of Section 162(m).

                                        Robert Holliday, Chairman
                                        Richard Barberie
                                        Robert Saltsman

                         SHAREHOLDER RETURN PERFORMANCE

         The following graph compares our cumulative total shareholder return on our common stock from November 5, 2000, to November 5, 2005, with the cumulative total return of a peer issuer group selected by Nobility and the Nasdaq National Market Index.

                                [GRAPHIC OMITTED]



                            2000     2001     2002     2003      2004     2005

NOBILITY HOMES, INC.       100.00   138.73   149.40   171.27    341.87   430.43
PEER GROUP INDEX           100.00   137.11    81.85   129.89    159.67   174.77
NASDAQ MARKET INDEX        100.00    50.15    40.35    58.60     59.90    64.48




                    ASSUMES $100 INVESTED ON NOVEMBER 5, 2000
                           ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDED NOVEMBER 5, 2005

(1) Nobility has selected the following peer issuer group for comparison purposes:

             Cavalier Homes, Inc.                    Liberty Homes, Inc. CL A
          Champion Enterprises, Inc.                  Palm Harbor Homes, Inc.
            Fleetwood Enterprises                          Skyline Corp.

                             AUDIT COMMITTEE REPORT

         The purpose of the audit committee is to assist the board of directors in its oversight of management's conduct of Nobility's financial reporting process. During the fiscal year ended November 5, 2005 the audit committee was comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, each of whom is "independent" under current Nasdaq rules. For the fiscal year ended November 5, 2005 the audit committee:

         * Reviewed and discussed Nobility's fiscal 2005 financial statements with management and representatives of Tedder, James, Worden & Associates, P.A., Nobility's independent public accountants;

         * Discussed with Tedder, James, Worden & Associates, P.A. the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90;

         * Received the written disclosures and the letter from Tedder, James, Worden & Associates, P.A. required by Independence Standards Board Standard No. 1, and discussed with Tedder, James, Worden & Associates, P.A. its independence; and

         * Based on the foregoing review, discussions and disclosures, recommended to the board of directors that Nobility's audited financial statements for the fiscal year ended November 5, 2005 be included in Nobility's annual report on Form 10-K for the fiscal year.

                                        Robert Saltsman, Chairman
                                        Robert Holliday
                                        Richard Barberie

                              CERTAIN TRANSACTIONS

         Nobility is the owner and beneficiary of three life insurance policies on the life of Terry E. Trexler, having an aggregate death benefit of approximately $2 million. In September 2001 we entered into an agreement with Mr. Trexler pursuant to which the proceeds of these life insurance policies will be used to purchase shares of our common stock from his estate. The number of shares to be purchased will be determined by dividing the amount of the insurance proceeds by the average closing price of our common stock for the five days prior to Mr. Trexler's death.

         Terry E. Trexler and Thomas W. Trexler each own 50% of the stock of TLT, Inc., which develops, owns and manages manufactured home communities in Florida that cater to the retirement market. During fiscal 2005, Nobility had sales to TLT manufactured home communities of $57,770. Our Management anticipates that TLT and related manufactured homes communities will continue to purchase homes from us during fiscal 2006 and beyond until TLT's manufactured home communities are built out.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The board of directors has selected Tedder, James, Worden & Associates, P.A. ("Tedder, James") to serve as our independent certified public accountants for the current fiscal year ending November 4, 2006. That firm has served as our auditors beginning on June 15, 2003. A representative of Tedder, James is expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if he so desires, and to respond to appropriate questions from shareholders.

         The following table provides information relating to the fees Tedder, James billed or will bill to us for the fiscal years ended November 5, 2005 and November 6, 2004.

                                        Audit           Audit-Related           Tax          All Other        Total
                                       Fees(1)             Fees(2)            Fees(3)          Fees            Fees
                                       ----                ----               ----             ----            ----
Fiscal Year 2005

 -- Tedder, James                  $      59,500       $           0       $    10,500     $       500    $     70,500

Fiscal Year 2004

 -- Tedder, James                   $     58,000       $           0       $    10,000     $     1,400    $     69,400


(1) Audit fees include all fees for services in connection with the annual audit of our financial statements and review of our quarterly financial statements.

(2) Audit-related fees include all fees related to the performance of the audit or review.

(3) Tax fees are for preparation of federal and state income tax returns. The audit committee discussed these services with Tedder, James and determined that their provision would not impair Tedder, James' independence.


         All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. There are no exceptions to the policy of securing pre-approval of our audit committee for any service provided by our independent accounting firm.

                            SHAREHOLDER PROPOSALS AND
                    COMMUNICATION WITH THE BOARD OF DIRECTORS

         Any shareholder desiring to present a proposal to be included in Nobility's proxy statement pursuant to Rule 14a-8 for the next annual meeting of the shareholders scheduled to be held in early March 2007, should submit a written copy of such proposal to our principal offices no later than October 6, 2006. Notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received after December 5, 2006, and the persons named in proxies solicited by our board for the annual meeting of shareholders to be held in 2007 may exercise discretionary voting power with respect to any such proposal as to which we do not receive timely notice. Proposals should be submitted by certified mail, return receipt requested.

         Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to our corporate secretary at P.O. Box 1659, Ocala, Florida 34478. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. Our corporate secretary will make copies of all such letters and circulate them to the appropriate director or directors.

         We do not have a formal policy requiring directors to attend annual meetings. However, because the annual meeting generally is held on the same day as a regular board meeting, we anticipate that directors would attend the annual meeting unless, for some reason, they are unable to attend the board meeting on the same date. All directors attended the 2005 annual meeting.


                                  ANNUAL REPORT

         A copy of our annual report for the fiscal year ended November 5, 2005, accompanies this proxy statement. Any shareholder who would like an additional copy of the annual report may obtain one by writing our corporate treasurer at Post Office Box 1659, Ocala, Florida 34478 or by visiting our website at www.nobilityhomes.com.

                                  OTHER MATTERS

         Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.


                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by Nobility. We do not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of sending proxy material to principals and obtaining their proxies.

         Please specify your choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Prompt response is helpful. Your cooperation will be appreciated.

Date:  February 3, 2006

|X|       PLEASE MARK VOTES                                   REVOCABLE PROXY
          AS IN THIS EXAMPLE                                NOBILITY HOMES, INC.

                                                                                                                       With- For all
                                                                                                                   For hold  Except
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL               Proposal 1.  Election of Directors    |_|  |_|  |_|
MEETING OF SHAREHOLDERS MARCH 3, 2006                                                     nominated by the
                                                                                          Board of Directors
                                                                                          (except as marked to the
                                                                                          contrary below):


     The undersigned, having received the Notice of Annual Meeting of
Shareholders and Proxy Statement appoints Terry E. Trexler and Jean
Etheredge, and each or either of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock of Nobility Homes, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on March 3, 2006 and at any and all adjournments thereof, in the manner specified.
                                                                                  Terry E. Trexler, Richard C. Barberie, Robert P.
                                                                                  Holliday, Robert P. Saltsman and Thomas W.
                                                                                  Trexler

                                                                             INSTRUCTION:  To withhold authority to vote for any
                                                                             individual nominee, mark "For All Except" and write
                                                                             that nominee's name in the space provided below.

                                                                             -------------------------------------------------------
                                                                                THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO
                                                                             DIRECTION IS INDICATED, WILL BE VOTED "FOR" ELECTION
                                                                             OF THE DIRECTORS.

                                                                                Should any other matters requiring a vote of the
                                                                             shareholders arise, the above named proxies are
                                                                             authorized to vote the same in accordance with their
                                                                             best judgment in the interest of the Company. The
                                                                             Board of Directors is not aware of any matter which
                                                                             is to be presented for action at the meeting other
                                                                             than the matters set forth herein.

Please be sure to sign and date       Date
 This Proxy in the box below.
                                      ------------------------------------      Please sign exactly as name appears hereon.  Joint
                                                                             owners should each sign.   When signing as attorney,
                                                                             executor, administrator, trustee or guardian, please
                                                                             give full title as such.


     Shareholder sign above             Co-holder (if any) sign above
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                                --------------------------------------------------------------------------------
                                   Detach above card, sign, date and mail in postage paid envelope provided.
                                                             NOBILITY HOMES, INC.
                                --------------------------------------------------------------------------------
                                                             PLEASE ACT PROMPTLY
                                                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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